                                                                     EXHIBIT 3.4

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             LEGACY RESERVES GP, LLC

                              DATED MARCH 15, 2006

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                                TABLE OF CONTENTS

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                                    ARTICLE 1
                                   DEFINITIONS

Section 1.1   Definitions................................................     1
Section 1.2   Construction...............................................     9

                                    ARTICLE 2
                           ORGANIZATION OF THE COMPANY

Section 2.1   Formation..................................................     9
Section 2.2   Name.......................................................     9
Section 2.3   Term.......................................................     9
Section 2.4   Registered Office and Agent................................     9
Section 2.5   Purposes and Permitted Activities..........................    10
Section 2.6   No State Law Partnership...................................    10
Section 2.7   Certain Undertakings Relating to the Separateness of the
              Company and the Partnership................................    11

                                    ARTICLE 3
                                     MEMBERS

Section 3.1   Membership Interests; Additional Members...................    12
Section 3.2   Access to Information......................................    12
Section 3.3   Liability..................................................    12
Section 3.4   Withdrawal.................................................    13

                                    ARTICLE 4
                       DISPOSITION OF MEMBERSHIP INTERESTS

Section 4.1   General Restriction........................................    13
Section 4.2   Admission of Assignee as a Member..........................    13
Section 4.3   Requirements Applicable to All Dispositions and
              Admissions.................................................    13

                                    ARTICLE 5
                              CAPITAL CONTRIBUTIONS

Section 5.1   Initial Capital Contributions..............................    14
Section 5.2   Loans......................................................    14
Section 5.3   Return of Contributions....................................    14
Section 5.4   Capital Accounts...........................................    14

                                    ARTICLE 6
                          ALLOCATIONS AND DISTRIBUTIONS

Section 6.1   Allocations for Capital Account Purposes...................    16
Section 6.2   Allocations for Tax Purposes...............................    20
Section 6.3   Distributions..............................................    22
Section 6.4   Distributions on Dissolution and Winding Up................    23
Section 6.5   Withheld Taxes.............................................    23
Section 6.6   Limitations on Distributions...............................    23
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                                    ARTICLE 7
                                   MANAGEMENT

Section 7.1   Management by Directors....................................    23
Section 7.2   Board of Directors.........................................    24
Section 7.3   Adoption of Section 13.4(c) of the Partnership Agreement...    25
Section 7.4   Regular Meetings...........................................    26
Section 7.5   Special Meetings...........................................    26
Section 7.6   Notice.....................................................    26
Section 7.7   Action by Consent of Board.................................    27
Section 7.8   Conference Telephone Meetings..............................    27
Section 7.9   Vacancies; Increases in the Number of Directors............    27
Section 7.10  Committees.................................................    27

                                    ARTICLE 8
                                    OFFICERS

Section 8.1   Elected Officers...........................................    29
Section 8.2   Election and Term of Office................................    29
Section 8.3   Chairman of the Board; Chief Executive Officer.............    29
Section 8.4   President; Chief Operating Officer.........................    29
Section 8.5   Vice Presidents............................................    29
Section 8.6   Treasurer..................................................    30
Section 8.7   Secretary..................................................    30
Section 8.8   Removal....................................................    30
Section 8.9   Vacancies..................................................    31

                                    ARTICLE 9
                          INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

Section 9.1   Indemnification............................................    31
Section 9.2   Exculpation of Liability of Indemnitees....................    34
Section 9.3   Resolution of Conflicts of Interest; Standards of Conduct
              and Modification of Duties.................................    35
Section 9.4   Duties of Officers and Directors...........................    36
Section 9.5   Reliance by Third Parties..................................    36

                                   ARTICLE 10
                                      TAXES

Section 10.1  Tax Returns................................................    36
Section 10.2  Tax Elections..............................................    37
Section 10.3  Tax Matters Member.........................................    37

                                   ARTICLE 11
                   BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

Section 11.1  Maintenance of Books.......................................    38
Section 11.2  Reports....................................................    38
Section 11.3  Bank Accounts..............................................    39

                                   ARTICLE 12
               DISSOLUTION, WINDING-UP, TERMINATION AND CONVERSION

Section 12.1  Dissolution................................................    39
Section 12.2  Winding-Up and Termination.................................    39
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Section 12.3  Deficit Capital Accounts...................................    40
Section 12.4  Certificate of Cancellation................................    40

                                   ARTICLE 13
                               GENERAL PROVISIONS

Section 13.1  Offset.....................................................    41
Section 13.2  Notices....................................................    41
Section 13.3  Entire Agreement; Superseding Effect.......................    41
Section 13.4  Effect of Waiver or Consent................................    41
Section 13.5  Amendment or Restatement...................................    42
Section 13.6  Binding Effect.............................................    42
Section 13.7  Governing Law; Severability................................    42
Section 13.8  Further Assurances.........................................    42
Section 13.9  Waiver of Certain Rights...................................    42
Section 13.10 Counterparts...............................................    43
Section 13.11 Jurisdiction...............................................    43

                                   ARTICLE 14
                                 MEMBER MEETINGS

Section 14.1  Meetings of the Members....................................    43
Section 14.2  Additional Provisions Applicable to Meetings of Members....    44
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

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             LEGACY RESERVES GP, LLC

     This Amended and Restated Limited Liability Company Agreement (this "Agreement") of Legacy Reserves GP, LLC (the "Company") is entered into by MORIAH PROPERTIES, LTD., a Texas limited partnership ("Moriah"), DAB RESOURCES, LTD., a Texas limited partnership ("DAB Resources"), BROTHERS PRODUCTION PROPERTIES, LTD., a Texas limited partnership ("Brothers"), BROTHERS PRODUCTION COMPANY, INC., a Texas corporation ("Brothers Production"), BROTHERS OPERATING COMPANY, INC., a Texas corporation ("Brothers Operating"), J&W MCGRAW PROPERTIES, LTD., a Texas limited partnership ("J&W Properties"), MBN PROPERTIES LP, a Delaware limited partnership ("MBN Properties"), and H2K HOLDINGS, LTD., a Texas limited partnership ("H2K," and with Moriah, DAB, Brothers, Brothers Production, Brothers Operating, J&W Properties and MBN Properties, the "Initial Members"),

                                    PREAMBLE

          WHEREAS, the Company was formed pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware on October 26, 2005 (the "Certificate") and certain of the Initial Members entered into a Limited Liability Company Agreement (the "Original LLC Agreement");

          WHEREAS, the Company is the sole general partner of Legacy Reserves LP, a Delaware limited partnership (the "Partnership"); and

          WHEREAS, in connection with the closing of the issuance of units representing limited partner interests in the Partnership to the Initial Members and other Persons as described in that certain Offering Memorandum dated March 6, 2006, the Initial Members desire to enter into this Agreement to set forth their agreement as to the conduct of the business of the Company, including its governance, as set forth herein;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Initial Members hereby amend the Original Agreement, and as so amended restate it in its entirety to read as follows:

                                    ARTICLE 1
                                   DEFINITIONS

          SECTION 1.1 DEFINITIONS.

     "Additional Member" means a Member admitted as a Member of the Company pursuant to Section 3.1 and who is shown as such on the books and records of the Company.

     "Adjusted Capital Account" means the Capital Account maintained for each Member as of the end of each fiscal year of the Company, (a) increased by any amounts that such Member is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all deductions in respect of depletion that, as of the end of such fiscal year are expected to be made to such Member's Capital Account in respect of the oil and gas properties of the Company, (ii) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Member in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (iii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or Section 6.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The "Adjusted Capital Account" of a Member in respect of an Interest shall be the amount that such Adjusted Capital Account would be if such Interest were the only interest in the Company held by such Member from and after the date on which such Interest was first issued.

     "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 5.4(d)(i) or Section 5.4(d)(ii).

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of
Section 6.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

     "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Board. The Board shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

     "Agreement" means this Amended and Restated Limited Liability Company Agreement of Legacy Reserves GP, LLC, as it may be amended, supplemented or restated from time to time.

     "Assignee" means any Person that acquires a Member's share of the income, gain, loss, deduction and credits of, and the right to receive distributions from, the Company or any portion thereof through a Disposition; provided, however, that, an Assignee shall have no right to be admitted to the Company as a Member except in accordance with Section 4.2. The Assignee of a dissolved Member is the shareholder, partner, member or other equity owner or owners of the dissolved Member to whom such Member's Interest is assigned by the Person conducting the liquidation or winding up of such Member.

     "Bankruptcy" or "Bankrupt" means, with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any applicable law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person's properties; or (b) a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any applicable law has been commenced against such Person and 120 days have expired without dismissal thereof or with respect to which, without such Person's consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person's properties has been appointed and 90 days have expired without the appointment's having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Delaware Act.

     "Board" has the meaning given such term in Section 7.1.

     "Book-Tax Disparity" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Member's share of the Company's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Member's Capital Account balance as maintained pursuant to Section
5.4 and the hypothetical balance of such Member's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

     "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

     "Capital Account" means the capital account maintained for a Member pursuant to Section 5.4. The "Capital Account" of a Member in respect of an Interest shall be the amount that such Capital Account would be if such Interest were the only interest in the Company held by such Member from and after the date on which such Interest was first issued.

     "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Member contributes to the Company pursuant to this Agreement.

     "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, depletion (including Simulated Depletion), amortization and cost recovery deductions charged to the Members' Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.4(d)(i) and Section 5.4(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Board.

     "Certificate" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in the Preamble, as such Certificate of Formation may be amended, supplemented or restated from time to time.

     "Closing Date" means the first date on which the Units are sold by the Partnership and the Selling Unitholders (as defined in the Purchase Agreement) to the Initial Purchaser (as defined in the Purchase Agreement) pursuant to the provisions of the Purchase Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

     "Commission" means the United States Securities and Exchange Commission.

     "Company Minimum Gain" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

     "Conflicts Committee" has the meaning assigned to such term in Section 7.10(c).

     "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Company. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.4(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

     "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(d)(x).

     "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del C.
Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

     "DGCL" means the Delaware General Corporation Law, as amended, supplemented or restated from time to time, and any successor to such statute.

     "Director" means a member of the Board.

     "Dispose" or "Disposition" means a sale, assignment, transfer, exchange, mortgage, pledge, grant of security interest or other disposition or encumbrance (excluding, however, dispositions by operation of law through a merger or consolidation or by share exchange or conversion involving a Member).

     "Economic Risk of Loss" has the meaning set forth in Treasury Regulation
Section 1.752-2(a).

     "Final Adjudication" has the meaning assigned to such term in Section
9.1(e).

     "Group Member" means a member of the Partnership Group.

     "Group Member Agreement" means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

     "Indemnitee" has the meaning assigned to such term in Section 9.1(a).

     "Independent Director" has the meaning assigned to such term in Section 7.10(b).

     "Interest" means the ownership interest of a Member in the Company and includes any and all benefits to which such Member is entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement.

     "Limited Partner" has the meaning assigned to such term in the Partnership Agreement.

     "Liquidation Date" means the date on which an event giving rise to the dissolution of the Company occurs.

     "Member" means, unless the context otherwise requires, each Initial Member and each Additional Member, each in its capacity as a member of the Company.

     "Member Nonrecourse Debt" has the meaning set forth in Treasury Regulation
Section 1.704-2(b)(4).

     "Member Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

     "Member Nonrecourse Deductions" means any and all items of loss, deduction, expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code), Simulated Depletion or Simulated Loss that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Member Nonrecourse Debt.

     "National Securities Exchange" means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, or The Nasdaq Stock Market or any successor thereto.

     "Net Agreed Value" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Member by the Company, the Company's Carrying Value of such property (as adjusted pursuant to Section 5.4(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

     "Net Income" means, for any taxable year, the excess, if any, of the Company's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Company's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 5.4(b) and shall include Simulated Gains, Simulated Losses, and Simulated Depletion, but shall not include any items specially allocated under Section 6.1(d).

     "Net Loss" means, for any taxable year, the excess, if any, of the Company's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Company's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination
Loss) for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.4(b) and shall include Simulated Gains, Simulated Losses, and Simulated Depletion, but shall not include any items specially allocated under Section 6.1(d).

     "Net Termination Gain" means, for any taxable year, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Company after the Liquidation Date. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 5.4(b) and shall include Simulated Gains, Simulated Losses and Simulated Depletion, but shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

     "Net Termination Loss" means, for any taxable year, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Company after the Liquidation Date. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 5.4(b) and shall include Simulated Gains, Simulated Losses and Simulated Depletion, but shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

     "Nonrecourse Built-in Gain" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 6.2(c)(iii), Section 6.2(d)(i)(A),
Section 6.2(d)(ii)(A) and Section 6.2(d)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

     "Nonrecourse Deductions" means any and all items of loss, deduction, expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code), Simulated Depletion or Simulated Loss that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

     "Nonrecourse Liability" has the meaning set forth in Treasury Regulation
Section 1.752-1(a)(2).

     "Omnibus Agreement" means that Omnibus Agreement, dated as of the Closing Date, among the Company, the Partnership, the Operating Partnership GP, the Operating Partnership and the other parties thereto.

     "Operating Partnership" means Legacy Reserves Operating LP, a Delaware limited partnership, and any successors thereto.

     "Operating Partnership GP" means Legacy Reserves Operating GP LLC, a Delaware limited liability company, and any successors thereto.

     "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership or the Company or any of its Affiliates) acceptable to the Company.

     "Partnership" means Legacy Reserves LP, a Delaware limited partnership, and any successors thereto.

     "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Partnership, as it may be amended, supplemented or restated from time to time.

     "Partnership Group" means the Partnership and its Subsidiaries treated as a single consolidated entity.

     "Partnership Interest" means an ownership interest in the Partnership, which shall include the General Partner Interest and Limited Partner Interests (each as defined in the Partnership Agreement).

     "Partnership Security" means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to any equity interest in the Partnership), including Units.

     "Percentage Interest" means, as of any date of determination as to any Member, the percentage of the total Interests in the Company held by such Member.

     "Person" means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization or other enterprise (including an employee benefit plan), association, governmental agency or political subdivision thereof or other entity.

     "Pro Rata" means (a) when modifying Interests or any class thereof, apportioned equally among all designated Interests in accordance with their relative Percentage Interests and (b) when modifying Members, apportioned among all Members in accordance with their relative Percentage Interests.

     "Purchase Agreement" has the meaning assigned to such term in the Partnership Agreement.

     "Recapture Income" means any gain recognized by the Company (computed without regard to any adjustment required by Section 734 or Section 743 of the
Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

     "Required Allocations" means (a) any limitation imposed on any allocation of Net Losses under Section 6.1(b) and (b) any allocation of an item of income, gain, loss, deduction,

Simulated Gain, Simulated Depletion or Simulated Loss pursuant to Section 6.1(d)(i), Section 6.1(d)(ii), Section 6.1(d)(iv), Section 6.1(d)(vii) or
Section 6.1(d)(ix).

     "Residual Gain" or "Residual Loss" means any item of gain or loss or Simulated Gain or Simulated Loss, as the case may be, of the Company recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss or Simulated Gain or Simulated Loss is not allocated pursuant to Section 6.2(d)(i)(A), Section 6.1(d)(ii)(A) or Section 6.2(d)(ii)(B), respectively, to eliminate Book-Tax Disparities.

     "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

     "Simulated Basis" means the Carrying Value of any oil and gas property (as defined in Section 614 of the Code).

     "Simulated Depletion" means, with respect to an oil and gas property (as defined in Section 614 of the Code), a depletion allowance computed in accordance with federal income tax principles (as if the Simulated Basis of the property were its adjusted tax basis) and in the manner specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2). For purposes of computing Simulated Depletion with respect to any property, the Simulated Basis of such property shall be deemed to be the Carrying Value of such property, and in no event shall such allowance for Simulated Depletion, in the aggregate, exceed such Simulated Basis.

     "Simulated Gain" means the excess of the amount realized from the sale or other disposition of an oil or gas property over the Carrying Value of such property.

     "Simulated Loss" means the excess of the Carrying Value of an oil or gas property over the amount realized from the sale or other disposition of such property.

     "Special Approval" means approval by a majority of the members of the Conflicts Committee.

     "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or
(ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "Tax Matters Member" has the meaning assigned to such term in Section 10.3(a).

     "Unit" means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to Units in this Agreement.

     "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.4(d) as of such date).

     "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.4(d) as of such date) over (b) the fair market value of such property as of such date.

          SECTION 1.2 CONSTRUCTION.

     Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term "include" or "includes" means includes, without limitation, and "including" means including, without limitation.

                                   ARTICLE 2
                           ORGANIZATION OF THE COMPANY

          SECTION 2.1 FORMATION.

     The Company is a limited liability company formed under the provisions of the Delaware Act. Steven H. Pruett is hereby designated as an "authorized person" of the Company within the meaning of the Act, and has executed, delivered and filed (such filing being hereby ratified and confirmed in all respects) the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an "authorized person" of the Company ceased, and the Member thereupon became the designated "authorized person" of the Company and shall continue as the designated "authorized person" of the Company within the meaning of the Act.

          SECTION 2.2 NAME.

     The name of the Company is, and the business of the Company shall be conducted under the name of, "Legacy Reserves GP, LLC."

          SECTION 2.3 TERM.

     The Company's term commenced on the effective date of the filing of the Certificate and shall continue until the Company is dissolved pursuant to
Section 12.1.

          SECTION 2.4 REGISTERED OFFICE AND AGENT.

     The registered office of the Company required by the Delaware Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate, or such other place as the Members may designate in the manner provided by law. The registered agent for service of process at such address shall be the initial registered agent named in the Certificate, or such other person as the Members may designate in the manner provided by law.

          SECTION 2.5 PURPOSES AND PERMITTED ACTIVITIES.

     (a) The Company may (i) act as the general partner of the Partnership (and acquire, hold and dispose of Partnership Interests and related rights in the Partnership) and only undertake activities that are ancillary or related thereto and (ii) in connection with acting in such capacity, carry on any lawful business or activity permitted by the Delaware Act.

     (b) Subject to the limitations expressly set forth in this Agreement, the Company shall have the power and authority to do any and all acts and things deemed necessary or desirable by the Board to further the Company's purposes and carry on its business, including, without limitation, the following:

          (i) acting as the general partner of the Partnership;

          (ii) entering into any kind of activity and performing contracts of any kind necessary or desirable for the accomplishment of its business (including the business of the Partnership and the Operating Partnership);

          (iii) acquiring any property, real or personal, in fee or under lease or license, or any rights therein or appurtenant thereto, necessary or desirable for the accomplishment of its business;

          (iv) borrowing money and issuing evidences of indebtedness and securing any such indebtedness by mortgage or pledge of, or other lien on, the assets of the Company;

          (v) entering into any such instruments and agreements as the Board may deem necessary or desirable for the ownership, management, operation, leasing and sale of the Company's property; and

          (vi) negotiating and concluding agreements for the sale, exchange or other disposition of all or substantially all of the properties of the Company, or for the refinancing of any loan or payment obtained by the Company.

     The purposes of the Company are to transact any and all lawful business for which a limited liability company may be formed under the laws of the State of Delaware and any activity necessary, convenient or incidental to the foregoing purpose. Subject to the provisions of this Agreement, the Company, by and through the Board (as defined in Section 7.1 herein) on behalf of the Company,
(i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Delaware Act.

          SECTION 2.6 NO STATE LAW PARTNERSHIP.

     The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other

Member, for any purposes other than (if the Company has more than one Member) federal and state income tax purposes, and this Agreement may not be construed to suggest otherwise.

          SECTION 2.7 CERTAIN UNDERTAKINGS RELATING TO THE SEPARATENESS OF THE COMPANY AND THE PARTNERSHIP.

     (a) Separate Records. The Company shall, and shall cause the Partnership to, maintain (i) its books and records, (ii) its accounts, and (iii) its financial statements, separate from those of any other Person, except its consolidated Subsidiaries.

     (b) Separate Assets. The Company shall not, and shall not permit the Partnership to, commingle or pool its funds or other assets with those of any other Person, except its consolidated Subsidiaries, and shall, and shall cause the Partnership to, maintain its assets in a manner that is not costly or difficult to segregate, ascertain or otherwise identify as separate from those of any other Person.

     (c) Separate Name. The Company shall, and shall cause the Partnership to,
(i) conduct its business in its own name, (ii) use separate stationery, invoices, and checks, (iii) correct any known misunderstanding regarding its separate identity, and (iv) generally hold itself out as a separate entity.

     (d) Separate Credit. The Company shall not, and shall not permit the Partnership to, (i) pay its own liabilities from a source other than its own funds, (ii) guarantee or become obligated for the debts of any other Person, except its Subsidiaries and, in the case of the Company, the Partnership, (iii) hold out its credit as being available to satisfy the obligations of any other Person, except its Subsidiaries and, in the case of the Company, the Partnership, (iv) acquire obligations or debt securities of any Group Member, or
(v) pledge its assets for the benefit of any Person or make loans or advances to any Person, except its Subsidiaries and, in the case of the Company, the Partnership; provided that the Company or the Partnership may engage in any transaction described in clauses (ii)-(v) of this Section 2.7(d) if prior Special Approval has been obtained for such transaction and either (A) in the case of transactions described in clauses (ii) and (iii), the Conflicts Committee has determined, or has obtained reasonable written assurance from a nationally recognized firm of independent public accounts or a nationally recognized investment banking or valuation firm, that the borrower or recipient of the credit extension is not then insolvent and will not be rendered insolvent as a result of such transaction or (B) in the case of transactions described in clause (iv), such transaction is completed through a public auction or a nationally recognized exchange.

     (e) Separate Formalities. The Company shall, and shall cause the Partnership to, (i) observe all limited liability company or partnership formalities, as the case may be, and other formalities required by its organizational documents, the laws of the jurisdiction of its formation, or other laws, rules, regulations and orders of governmental authorities exercising jurisdiction over it, (ii) engage in transactions with any Group Member in conformity with the requirements of Section 7.10(c), and (iii) subject to the terms of the Omnibus Agreement, promptly pay, from its own funds, and on a current basis, its allocable share of general and administrative expenses, capital expenditures, and costs for shared services performed by any Group Member. Each material contract between the Company or the Partnership, on the one hand, and any other Group Member, on the other hand, shall be in writing.

                                    ARTICLE 3
                                     MEMBERS

          SECTION 3.1 MEMBERSHIP INTERESTS; ADDITIONAL MEMBERS.

     The Members and the Interests in the Company owned by each Member on the date hereof are as reflected in Exhibit A attached hereto. Exhibit A attached hereto may be updated from time to time to reflect changes in the information set forth therein accomplished in accordance with the terms of this Agreement. Persons may be admitted to the Company as Members, on such terms and conditions as the Members, without any approval of the Board, determine at the time of admission. The terms of admission or issuance must specify the Percentage Interest applicable thereto and may provide for the creation of different classes or groups of Members having different rights, powers, and duties. The Members may reflect the creation of any new class or group in an amendment to this Agreement indicating the different rights, powers, and duties, and such an amendment shall be approved and executed by the Members. Any such admission is effective only after such new Member has executed and delivered to the Members and the Company an instrument containing the notice address of the new Member, the new Member's ratification of this Agreement and agreement to be bound by it.

          SECTION 3.2 ACCESS TO INFORMATION.

     Each Member shall be entitled to receive any information that it may request concerning the Company; provided, however, that this Section 3.2 shall not obligate the Company to create any information that does not already exist at the time of such request (other than to convert existing information from one medium to another, such as providing a printout of information that is stored in a computer database). Each Member shall also have the right, upon reasonable notice, and at all reasonable times during usual business hours to inspect the properties of the Company and to audit, examine and make copies of the books of account and other records of the Company. Such right may be exercised through any agent or employee of such Member designated in writing by it or by an independent public accountant, engineer, attorney or other consultant so designated. All costs and expenses incurred in any inspection, examination or audit made on such Member's behalf shall be borne by such Member.

          SECTION 3.3 LIABILITY.

     (a) Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Director shall be obligated personally for the debts, obligations or liabilities of the Company solely by reason of being a member or manager of the Company.

     (b) The Company and the Members agree that, to the fullest extent permitted by law, the rights, duties and obligations of the Members in their capacities as members of the Company are only as set forth in this Agreement and as otherwise arise under the Delaware Act. Furthermore, the Members agree that the existence of any rights of a Member, or the exercise or forbearance from exercise of any such rights shall not, to the fullest extent permitted by law, create any duties or obligations of the Member in their capacities as members of the Company, nor shall such rights be construed to enlarge or otherwise alter in any manner the duties and obligations of the Members.

          SECTION 3.4 WITHDRAWAL.

     A Member does not have the right or power to resign as a member of the Company.

                                   ARTICLE 4
                       DISPOSITION OF MEMBERSHIP INTERESTS

          SECTION 4.1 GENERAL RESTRICTION.

     A Member may not Dispose of all or any portion of its Interest except in strict accordance with this Article 4. References in this Article 4 to Dispositions of an Interest shall also refer to Dispositions of a portion of an Interest. To the fullest extent permitted by law, any attempted Disposition of an Interest, other than in strict accordance with this Article 4, shall be, and is hereby declared, null and void ab initio. The Members agree that a breach of the provisions of this Article 4 may cause irreparable injury to the Company and to the other Members for which monetary damages (or other remedy at law) are inadequate in view of (a) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provision and (b) the uniqueness of the business of the Company and the relationship among the Members. Accordingly, the Members agree that the provisions of this Article 4 may be enforced by specific performance.

          SECTION 4.2 ADMISSION OF ASSIGNEE AS A MEMBER.

     An Assignee has the right to be admitted to the Company as a Member, with the Interest (and attendant Percentage Interest) so transferred to such Assignee, only if (a) the Member making the Disposition (a "Disposing Member") has granted the Assignee either (i) all, but not less than all, of such Disposing Member's Interest or (ii) the express right to be so admitted; and (b) such Disposition is effected in strict compliance with this Article 4.

          SECTION 4.3 REQUIREMENTS APPLICABLE TO ALL DISPOSITIONS AND
     ADMISSIONS.

     Any Disposition of an Interest and any admission of an Assignee as a Member shall also be subject to the following requirements, and such Disposition (and admission, if applicable) shall not be effective unless such requirements are complied with:

     (a) Payment of Expenses. The Disposing Member and its Assignee shall pay, or reimburse the Company for, all reasonable costs and expenses incurred by the Company in connection with the Disposition and admission of the Assignee as a Member.

     (b) No Release. No Disposition of an Interest shall effect a release of the Disposing Member from any liabilities to the Company or the other Members arising from events occurring prior to the Disposition, except as otherwise may be provided in any instrument or agreement pursuant to which a Disposition of an Interest is effected.

                                   ARTICLE 5
                              CAPITAL CONTRIBUTIONS

          SECTION 5.1 INITIAL CAPITAL CONTRIBUTIONS.

     At the time of the formation of the Company or contemporaneously with the adoption by the Members of this Agreement, as appropriate, each Member shall be deemed to have made Capital Contributions as set forth next to the Member's name on Exhibit A.

          SECTION 5.2 LOANS.

     If the Company does not have sufficient cash to pay its obligations, any Member(s) that may agree to do so with the consent of the Board may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section 5.2 constitutes a loan from the Member to the Company, bears interest at a rate determined by the Board from the date of the advance until the date of payment, and is not a Capital Contribution. The provisions of this
Section 5.2 are intended to benefit the Members and shall not be construed as conferring any benefit upon any creditor of the Company, and the Members shall not have any duty or obligation to any creditor of the Company to make any contribution or loan to the Company.

          SECTION 5.3 RETURN OF CONTRIBUTIONS.

     Except as expressly provided herein, no Member is entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions.

          SECTION 5.4 CAPITAL ACCOUNTS.

     (a) The Company shall maintain for each Member owning an Interest a separate Capital Account with respect to such Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Company with respect to such Interest pursuant to this Agreement and (ii) all items of Company income and gain (including, without limitation, Simulated Gain and income and gain exempt from tax) computed in accordance with Section 5.4(b) and allocated with respect to such Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Interest pursuant to this Agreement and (y) all items of Company deduction and loss (including Simulated Depletion and Simulated Loss) computed in accordance with Section 5.4(b) and allocated with respect to such Interest pursuant to Section 6.1.

     (b) For purposes of computing the amount of any item of income, gain, loss or deduction, Simulated Depletion, Simulated Gain or Simulated Loss which is to be allocated pursuant to Article 6 and is to be reflected in the Members' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

          (i) Solely for purposes of this Section 5.4, the Company shall be treated as owning directly its proportionate share (as determined by the Board based upon the provisions of the applicable Group Member Agreement) of all property owned by any other Group Member that is classified as a partnership (or otherwise ignored) for federal income tax purposes.

          (ii) All fees and other expenses incurred by the Company to promote the sale of (or to sell) an Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Members pursuant to Section 6.1.

          (iii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss shall be made without regard to any election under Section 754 of the Code which may be made by the Company and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to
     Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

          (iv) Any income, gain, loss, Simulated Gain or Simulated Loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company's Carrying Value with respect to such property as of such date.

          (v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery, amortization or Simulated Depletion attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Company were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.4(d) to the Carrying Value of any Company property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery, amortization or Simulated Depletion attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery, amortization or Simulated Depletion derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery, amortization or Simulated Depletion deductions shall be determined using any method that the Board may adopt.

          (vi) If the Company's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Members pursuant to Section 6.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Members to whom such deemed deduction was allocated.

     (c) A transferee of an Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Interest so transferred.

     (d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Interests for cash or Contributed Property and the issuance of Interests as consideration for the provision of services, the Capital Account of all Members and the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Members at such time pursuant to Section 6.1 in the same manner as any item of gain, loss, Simulated Gain or Simulated Loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Company assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Interests shall be determined by the Board using such method of valuation as it may adopt; provided, however, that the Board, in arriving at such valuation, must take fully into account the fair market value of the Interests of all Members at such time. The Board shall allocate such aggregate value among the assets of the Company (in such manner as it determines) to arrive at a fair market value for individual properties.

          (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of an Interest), the Capital Accounts of all Members and the Carrying Value of all Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Members, at such time, pursuant to Section 6.1 in the same manner as any item of gain, loss, Simulated Gain or Simulated Loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Company assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Section 10.3 or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 5.4(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 10.3, be determined and allocated by the liquidator using such method of valuation as it may adopt.

                                   ARTICLE 6
                          ALLOCATIONS AND DISTRIBUTIONS

          SECTION 6.1 ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES.

     For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company's items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss (computed in accordance with Section 5.4(b)) shall be allocated among the Members in each taxable year (or portion thereof) as provided herein below.

     (a) Net Income. After giving effect to the special allocations set forth in
Section 6.1(d), Net Income for each taxable year and all items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss taken into account in computing Net Income for such taxable year shall be allocated to the Members in accordance with their respective Percentage Interests.

     (b) Net Losses. After giving effect to the special allocations set forth in
Section 6.1(d), Net Losses for each taxable period and all items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss taken into account in computing Net Losses for such taxable period shall be allocated to the Members in accordance with their respective Percentage Interests; provided that Net Losses shall not be allocated to any Member pursuant to this Section 6.1(b) to the extent that such allocation would cause any Member to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account).

     (c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 6.1(d), all items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this
Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions provided under Section 6.3 have been made; provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 6.4.

          (i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 5.4(d)), such Net Termination Gain shall be allocated among the Members in the following manner (and the Capital Accounts of the Members shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

               (A) First, to each Member having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Members, until each such Member has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account; and

               (B) Second, 100% to all Members in accordance with their respective Percentage Interests.

          (ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 5.4(d)), such Net Termination Loss shall be allocated among the Members in the following manner:

               (A) First, to the Members, Pro Rata, until the Capital Account in respect of each Unit then Outstanding has been reduced to zero; and

               (B) Second, the balance, if any, 100% to all Members in accordance with their respective percentage Interests.

     (d) Special Allocations. Notwithstanding any other provision of this
Section 6.1, the following special allocations shall be made for such taxable period:

          (i) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income, gain and Simulated Gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(d), each Member's Adjusted Capital Account balance shall be determined, and the allocation of income, gain and Simulated Gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Section 6.1(d)(vi) and Section 6.1(d)(vii)). This Section 6.1(d)(i) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

          (ii) Chargeback of Member Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income, gain and Simulated Gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this
     Section 6.1(d), each Member's Adjusted Capital Account balance shall be determined, and the allocation of income, gain and Simulated Gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d), other than Section 6.1(d)(i) and other than an allocation pursuant to Section 6.1(d)(vi) and Section 6.1(d)(vii), with respect to such taxable period. This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          (iii) Intentionally left blank.

          (iv) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company income, gain and Simulated Gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(d)(i) or Section 6.1(d)(ii).

          (v) Gross Income Allocations. In the event any Member has a deficit balance in its Capital Account at the end of any Company taxable period in excess of the sum of (A) the amount such Member is required to restore pursuant to the provisions of this Agreement and (B) the amount such Member is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Member shall be specially allocated items of Company gross income, gain and Simulated Gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(d)(v) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this
     Section 6.1 have been tentatively made as if this Section 6.1(d)(v) were not in this Agreement.

          (vi) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Members in accordance with their respective Percentage Interests. If the Board determines that the Company's Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under
     Section 704(b) of the Code, the Board is authorized, upon notice to the other Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

          (vii) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

          (viii) Nonrecourse Liabilities. For purposes of Treasury Regulation
     Section 1.752-3(a)(3), the Members agree that Nonrecourse Liabilities of the Company in excess of the sum of (A) the amount of Company Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Members in accordance with their respective Percentage Interests.

          (ix) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain or Simulated Gain (if the adjustment increases the basis of the asset) or loss or Simulated Loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

          (x) Curative Allocation.

                    (A) Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain or Simulated Loss allocated to each Member pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Member under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Company Minimum Gain and (2) Member Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Member Nonrecourse Debt Minimum Gain. Allocations pursuant to this
               Section 6.1(d)(x)(A) shall only be made with respect to Required Allocations to the extent the Board reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Members. Further, allocations pursuant to this Section 6.1(d)(x)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the Board determines that such allocations are likely to be offset by subsequent Required Allocations.

                    (B) The Board shall, with respect to each taxable period,
               (1) apply the provisions of Section 6.1(d)(x)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(d)(x)(A) among the Members in a manner that is likely to minimize such economic distortions.

          SECTION 6.2 ALLOCATIONS FOR TAX PURPOSES.

     (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1.

     (b) The deduction for depletion with respect to each separate oil and gas property (as defined in Section 614 of the Code) shall be computed for federal income tax purposes separately by the Members rather than by the Company in accordance with Section 613A(c)(7)(D) of the Code. Except as provided in Section 6.2(c)(iii), for purposes of such computation (before taking into account any adjustments resulting from an election made by the Company under Section 754 of the Code), the adjusted tax basis of each oil and gas property (as defined in
Section 614 of the Code) shall be allocated among the Members in accordance with their respective Percentage Interests.

     Each Member shall separately keep records of his share of the adjusted tax basis in each oil and gas property, allocated as provided above, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property, and use such adjusted tax basis in the computation of its cost depletion or in the computation of his gain or loss on the disposition of such property by the Company.

     (c) Except as provided in Section 6.2(c)(iii), for the purposes of the separate computation of gain or loss by each Member on the sale or disposition of each separate oil and gas property (as defined in Section 614 of the Code), the Company's allocable share of the "amount realized" (as such term is defined in Section 1001(b) of the Code) from such sale or disposition shall be allocated for federal income tax purposes among the Members as follows:

          (i) first, to the extent such amount realized constitutes a recovery of the Simulated Basis of the property, to the Members in the same proportion as the depletable basis of such property was allocated to the Members pursuant to Section 6.2(b) (without regard to any special allocation of basis under Section 6.2(c)(iii));

          (ii) second, the remainder of such amount realized, if any, to the Members so that, to the maximum extent possible, the amount realized allocated to each Member under this Section 6.2(c)(ii) will equal such Member's share of the Simulated Gain recognized by the Company from such sale or disposition.

          (iii) The Members recognize that with respect to Contributed Property and Adjusted Property there will be a difference between the Carrying Value of such property at the time of contribution or revaluation, as the case may be, and the adjusted tax basis of such property at that time. All items of tax depreciation, cost recovery, amortization, adjusted tax basis of depletable properties, amount realized and gain or loss with respect to such Contributed Property and Adjusted Property shall be allocated among the Members to take into account the disparities between the Carrying Values and the adjusted tax basis with respect to such properties in accordance with the principles of Treasury Regulation Section 1.704-3(d).

          (iv) Any elections or other decisions relating to such allocations shall be made by the Board in any manner that reasonably reflects the purpose and intention of the Agreement.

     (d) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, other than an oil and gas property pursuant to Section 6.2(c), items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Members as follows:

          (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members in the manner provided under
     Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1.

          (ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.4(d)(i) or Section 5.4(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with
     Section 6.2(d)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1.

          (iii) The Board shall apply the principles of Treasury Regulation
     Section 1.704-3(d) to eliminate Book-Tax Disparities.

     (e) For the proper administration of the Company, the Board shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code. The Board may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.2(e) only if such conventions, allocations or amendments would not have a material adverse effect on the Members, and if such allocations are consistent with the principles of Section 704 of the Code.

     (f) The Board may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Company's common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6) or any successor regulations thereto. If the Board determines that such reporting position cannot be taken, the Board may adopt depreciation and amortization conventions under which all purchasers acquiring Units in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Company's property. If the Board chooses not to utilize such aggregate method, the Board may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Interests, so long as such conventions would not have a material adverse effect on the Members.

     (g) Any gain allocated to the Members upon the sale or other taxable disposition of any Company asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Members (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

     (h) All items of income, gain, loss, deduction and credit recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Company; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the Board) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

          SECTION 6.3 DISTRIBUTIONS.

     Except as otherwise provided in Section 6.4, distributions to the Members shall be made only to all Members simultaneously in proportion to their respective Percentage Interests (at the time the amounts of such distributions are determined) and in such aggregate amounts and at such times as shall be determined by the Board; provided, however, that any loans from Members pursuant to Section 5.2 shall be repaid prior to any distributions to Members pursuant to this Section 6.3.

          SECTION 6.4 DISTRIBUTIONS ON DISSOLUTION AND WINDING UP.

     Upon the dissolution and winding up of the Company, after adjusting the Capital Accounts, if any, for all distributions made under Section 6.3 and all allocations under Article 6, all available proceeds distributable to the Members as determined under Section 12.2 shall be distributed to all of the Members in amounts equal to the Members' positive Capital Account balances.

          SECTION 6.5 WITHHELD TAXES.

     All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article 6 for all purposes of this Agreement. The Board is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state or local law and shall allocate such amounts to those Members with respect to which such amounts were withheld.

          SECTION 6.6 LIMITATIONS ON DISTRIBUTIONS.

     Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.

                                   ARTICLE 7
                                   MANAGEMENT

          SECTION 7.1 MANAGEMENT BY DIRECTORS.

     The Company shall be managed by a board of Directors (the "Board") who shall be "managers" (as such term is defined in the Delaware Act) according to this Article 7 and, except with respect to certain consent or approval requirements provided in this Agreement, no Member, by virtue of having the status of a Member, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. Except as described in the preceding sentence, the business and affairs of the Company shall be managed by the Directors elected in accordance with Section 7.2 acting exclusively through the Board in accordance with this Agreement. Under the direction of the Board, the day-to-day activities of the Company shall be conducted on the Company's behalf by the executive officers, who shall be agents of the Company. In addition to the powers that now or hereafter can be granted under the Delaware Act and to all other powers granted under any other provision of this Agreement, the Board and the executive officers (subject to Article 8 and the direction of the Board) shall have full power and authority to do all things on such terms as they may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company, including, without limitation, (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations; (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company; (iii) the merger or other combination or conversion of the Company with or into another person; (iv) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement and the repayment of obligations of the Company; (v) the negotiation, execution and performance of any contracts, conveyances or other instruments; (vi) the distribution of Company cash; (vii) the selection, engagement and dismissal of executive officers, employees and agents, outside attorneys, accountants, engineers, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (viii) the maintenance of such insurance for the benefit of the Company as it deems necessary or appropriate; (ix) the acquisition or disposition of assets; (x) the formation of, or acquisition of assets of or an interest in, or the contribution of property to, any person; (xi) the control of any matters affecting the rights and obligations of the Company, including the commencement, prosecution and defense of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; (xii) the indemnification of any person against liabilities and contingencies to the extent permitted by law and this Agreement and (xiii) issue additional Interests, as provided herein.

          SECTION 7.2 BOARD OF DIRECTORS.

     (a) Composition; Initial Directors. The Board shall initially consist of four (4) natural persons who need not be Members. The initial Board shall consist of the persons listed on Schedule I. Following the Closing Date, the Board will be increased to up to seven (7) natural persons with the vacancies to be filled by the existing Directors as follows:

          (i) one Independent Director will be appointed promptly following the Closing Date;

          (ii) one Independent Director will be appointed on or before ninety
     (90) days following the Closing Date; and

          (iii) one Independent Director will be appointed on or before the first anniversary of the Closing Date.

     (b) Subject to any limitations specified by law or in this Agreement, prior to the closing of an Initial Public Offering (as defined in the Partnership Agreement) the number of Directors may be increased to up to nine (9) Directors or decreased to as few as seven (7) Directors by resolution adopted by a majority in interest of the Members. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

     (c) Election and Term of Office. Except as provided in this Section 7.2 or
Section 7.3, the Directors shall be elected by a majority in interest of the Members. The Directors shall be elected at the annual or any special meeting of the Members (except as otherwise provided in this Agreement). Each Director elected shall hold office until his successor shall be elected and shall qualify, or until his death, resignation or removal in the manner hereinafter provided.

     (d) Quorum; Required Vote for Board Action. At all meetings of the Directors, the participation, either in person or telephonically, of all of the Directors fixed by or in accordance with this Agreement shall be necessary and sufficient to constitute a quorum for the transaction of business. Except as provided in Section 9.1, the act of a majority of the Directors will be the act of the Board. If a quorum shall not be present at any meeting of Directors, the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

     (e) No Compensation; Reimbursement. Directors, in their capacity as such, shall not receive any compensation from the Company for their services; provided that Independent Directors may be compensated. The Directors may be reimbursed by the Company for their respective reasonable out-of-pocket costs and expenses incurred in the course of their services as the Members shall determine.

     The business and affairs of the Company shall be fully vested in, and managed by, the Board and any executive officers elected pursuant to Article 8 hereof. The Directors and executive officers shall collectively constitute "managers" of the Company within the meaning of the Delaware Act. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board, on the one hand, and the executive officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware. The executive officers shall be vested with such powers and duties as are set forth in Article 8 hereof and as are specified by the Board. Accordingly, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board, and the day-to-day activities of the Company shall be conducted on the Company's behalf by the executive officers who shall be agents of the Company.

     In addition to the powers and authorities expressly conferred on the Board by this Agreement, the Board may exercise all such powers of the Company and do all such acts and things as are not restricted by this Agreement, the Delaware Act or other applicable law.

     Notwithstanding anything above seeming to the contrary, the Board will not take any action, without approval of the Members with respect to an extraordinary matter that would have, or would reasonably be expected to have, a material effect, directly or indirectly, on the Members' interests in the Company. The type of extraordinary matter referred to in the prior sentence which requires approval of the Members shall include, but not be limited to the following: (i) commencement of any action relating to bankruptcy, insolvency, reorganization or relief of debtors by the Company, the Partnership or a material subsidiary of either; (ii) a merger, consolidation, recapitalization or similar transaction involving the Company, the Partnership or a material subsidiary of either; (iii) a sale, exchange or other transfer not in the ordinary course of business of a substantial portion of the assets of the Company or the Partnership, viewed in each case on a consolidated basis, in one or a series of related transactions; (iv) to the fullest extent permitted by law, dissolution or liquidation of the Company or the Partnership; (v) a material amendment of this Agreement or the Partnership Agreement; and (vi) a material change in the amount of the quarterly distribution made on the Units of the Partnership or the payment of a material extraordinary distribution. An extraordinary matter will be deemed approved by a Member if the Board receives a written, facsimile or electronic instruction evidencing such approval from the Member or if a majority of the Directors on the Board affiliated with the Member approve such matter. To the fullest extent permitted by law, a Director, acting as such, shall have no duty, responsibility or liability to the Members with respect to any action by the Board approved as required above by the Members.

          SECTION 7.3 ADOPTION OF SECTION 13.4(C) OF THE PARTNERSHIP AGREEMENT.

     (a) The Members and the Company hereby adopt as part of the terms of this Agreement, and agree to be bound by, Section 13.4(c) of the Partnership Agreement as if such section were set forth in full herein and hereby delegate to the Limited Partners the right to elect the number of Directors constituting the Board in accordance with Section 13.4(c) of the Partnership Agreement. Such delegation shall not cause any Member to cease to be a member of the Company and shall not constitute a delegation of any other rights, powers, privileges or duties of the Members with respect to the Company. A Director need not be a Member or a Limited Partner.

     (b) The Limited Partners shall not be deemed to be Members or holders of Interests as such terms are defined in this Agreement or to be "members", "managers" or holders of "limited liability company interests" as such terms are defined in the Delaware Act. The exercise by a Limited Partner of the right to elect Directors and any other rights afforded to such Limited Partner hereunder and under Section 13.4(c) of the Partnership Agreement shall be in such Limited Partner's capacity as a limited partner of the Partnership, and no Limited Partner shall be liable for any debts, obligations or liabilities of the Company by reason of the foregoing.

     (c) The Members and the Company agree to use their commercially reasonable best efforts to take such action as shall be necessary or appropriate to give effect to and implement the provisions of Section 13.4(c) of the Partnership Agreement as adopted in this Section 7.3.

     (d) Notwithstanding anything to the contrary in this Agreement, including
Section 13.5, the foregoing clauses in this Section 7.3 shall not be amended except as expressly provided in Section 7.2(b) or upon the requisite approval of Limited Partners set forth in Section 13.4(c)(x) of the Partnership Agreement.

     (e) If the Company delegates to an existing or newly formed wholly-owned subsidiary the power and authority to manage and control the business and affairs of the Partnership Group, the foregoing provisions of this Section 7.3 shall be applicable with respect to the board of directors or other governing body of such Subsidiary and the Members and the Company agree to use their commercially reasonable best efforts to take such action as shall be necessary or appropriate to give effect to and implement such provisions with respect to such subsidiary.

          SECTION 7.4 REGULAR MEETINGS.

     The Board shall meet at least quarterly, and a regular meeting of the Board shall be held without notice other than this Section 7.4 at such time and place as the Board may determine. The Board may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

          SECTION 7.5 SPECIAL MEETINGS.

     A special meeting of the Board may be called at any time at the request of
(a) the Chairman of the Board or (b) a majority of the Directors then in office.

          SECTION 7.6 NOTICE.

     Written notice of all regular meetings of the Board, except for regular meetings scheduled by resolution as set forth in Section 7.4, must be given to all Directors at least 5 days prior to the regular meeting of the Board and one Business Day prior to any special meeting of the Board. All notices and other communications to be given to Directors shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile, and shall be directed to the address or facsimile number as such Director shall designate by notice to the Company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to this Agreement, as provided herein. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting either before or after such meeting.

          SECTION 7.7 ACTION BY CONSENT OF BOARD.

     To the extent permitted by applicable law, the Board may act without a meeting, without prior notice and without a vote so long as the number of Directors who would be required to take such action at a duly held meeting shall have executed a written consent with respect to any Board action taken in lieu of a meeting.

          SECTION 7.8 CONFERENCE TELEPHONE MEETINGS.

     Directors or members of any committee of the Board may participate in a meeting of the Board or such committee by means of conference telephone equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

          SECTION 7.9 VACANCIES; INCREASES IN THE NUMBER OF DIRECTORS.

     Unless otherwise provided in this Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or a sole remaining Director; and any Director so chosen shall hold office until the next annual meeting and until his successor shall be duly elected and shall qualify, unless sooner displaced.

          SECTION 7.10 COMMITTEES.

     (a) The Board may establish committees of the Board and may delegate certain of its responsibilities to such committees.

     (b) Following the Closing Date, the Board shall have an audit committee comprised of three Directors, all of whom shall be Independent Directors. Such audit committee shall establish a written audit committee charter in accordance with the rules of the National Securities Exchange on which the Units are traded. "Independent Director" shall mean a Director meeting the independence and experience requirements as set forth in the rules of the National Securities Exchange on which the Units are traded.

     (c) Following the Closing Date, the Board shall have a conflicts committee comprised of two or more Directors, all of whom shall be Independent Directors (the "Conflicts Committee"). Any matter approved by the Conflicts Committee in the manner provided for in the Partnership Agreement shall be conclusively deemed to be fair and reasonable to the Partnership, and not a breach by the Company of the Partnership Agreement or any fiduciary or other duties thereunder or at law, in equity or otherwise owed to the Partnership by the Company.

          (i) Special Approval of the Conflicts Committee shall be required for the acquisition of any assets or business (including any equity interest in an entity) by the Partnership or any of its subsidiaries from the Company or any member of the

     Partnership Group if the purchase price of such assets or business will exceed 5% of the gross (undepreciated) book value of property, plant and equipment as reflected on the Partnership's consolidated balance sheet as of the end of the calendar three-month or annual period next preceding the date of any such acquisition.

          (ii) Special Approval of the Conflicts Committee shall be required for any action to cause the Company, or for the Company to cause the Partnership, to (1) make or consent to a general assignment for the benefit of the Company's or the Partnership's, as applicable, creditors; (2) file or consent to the filing of any bankruptcy, insolvency or reorganization petition for relief under the United States Bankruptcy Code naming the Company or the Partnership, as applicable, as debtor or otherwise institute bankruptcy or insolvency proceedings by or against the Company or the Partnership, as applicable, or otherwise seek, with respect to the Company or the Partnership, as applicable, relief from debts or protection from creditors generally; (3) file or consent to the filing of a petition or answer seeking for the Company or the Partnership, as applicable, a liquidation, dissolution (to the fullest extent permitted by law), arrangement or similar relief under any law; (4) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Company or the Partnership, as applicable, in a proceeding of the type described in clauses (1) - (3) of this Section 7.10(c)(ii); (5) seek, consent to or acquiesce in the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the Company or the Partnership, as applicable, or for all or any substantial portion of its properties; or (6) dissolve (to the fullest extent permitted by law), liquidate, consolidate, merge, or sell all or substantially all of the assets of the Company or the Partnership, as applicable. In acting or otherwise voting on the matters referred to in this Section 7.10(c)(ii), to the fullest extent permitted by law, including Section 18-1101(c) of the Delaware Act and Section 17-1101(d) of the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, the Directors constituting the Conflicts Committee shall consider only the interest of the Company or the Partnership, as applicable, including its respective creditors.

     (d) Special Approval of the Conflicts Committee shall be required for any amendment to Section 7.10(c), or this subsection (d), to the definition of "Independent Director" in Section 7.10(b), and to Section 2.7.

     (e) Following the Closing Date, the Board shall have a compensation committee comprised of those Directors appointed thereto from time to time by the Board; provided, however, that if no Directors have been so appointed to the compensation committee, then the entire Board shall serve as the compensation committee (the "Compensation Committee"). The Compensation Committee shall be charged with setting compensation for officers of the Company and the Partnership, as well as administering any employee benefit, incentive or similar plans put in place by the Company or the Partnership.

     (f) A majority of any committee may determine its action and fix the time and place of its meetings unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 7.6. The Board shall have power at any time to fill vacancies in, or to change the membership of, any committee, or to dissolve any such committee other than the Conflicts Committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not Directors; provided, however, that no such committee shall have or may exercise any authority of the Board.

                                   ARTICLE 8
                                    OFFICERS

          SECTION 8.1 ELECTED OFFICERS.

     The executive officers of the Company shall serve at the pleasure of the Board. Such officers shall have the authority and duties delegated to each of them, respectively, by the Board from time to time or hereunder. The elected officers of the Company shall be a Chairman of the Board, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents) as the Board from time to time may deem proper. The Chairman of the Board shall be chosen from among the Directors. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article 8. The Board or any committee thereof may from time to time elect such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers) as may be necessary or desirable for the conduct of the business of the Company. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in this Agreement or as may be prescribed by the Board or such committee, as the case may be.

          SECTION 8.2 ELECTION AND TERM OF OFFICE.

     The names and titles of the officers of the Company as of the Closing Date are set forth on Exhibit B hereto. Thereafter, the Officers of the Company shall be elected annually by the Board at the first regular meeting of the Board of a calendar year. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person's successor shall have been duly elected and shall have qualified or until such person's death or until he shall resign or be removed pursuant to Section 8.8.

          SECTION 8.3 CHAIRMAN OF THE BOARD; CHIEF EXECUTIVE OFFICER.

     The Chairman of the Board shall preside at all meetings of the Limited Partners, the Members and the Board and shall be the Chief Executive Officer of the Company. The Chairman of the Board shall be responsible for the general management of the affairs of the Company and shall perform all duties incidental to such person's office which may be required by law and all such other duties as are properly required of him by the Board. He shall make reports to the Board and the Members and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect.

          SECTION 8.4 PRESIDENT; CHIEF OPERATING OFFICER.

     The President shall act as the Chief Operating Officer of the Company and shall assist the Chairman of the Board in the administration and operation of the Company's business and general supervision of its policies and affairs.

          SECTION 8.5 VICE PRESIDENTS.

     Each Executive Vice President and Senior Vice President and any Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board.


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

          SECTION 8.6 TREASURER.

     (a) The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Company to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositories in the manner provided by resolution of the Board. The Treasurer shall, in general, perform all duties incident to the office of the Treasurer and shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board.

     (b) Assistant Treasurers shall have such of the authority and perform such of the duties of the Treasurer as may be provided in this Agreement or assigned to them by the Board or the Treasurer. Assistant Treasurers shall assist the Treasurer in the performance of the duties assigned to the Treasurer, and in assisting the Treasurer, each Assistant Treasurer shall for such purpose have the powers of the Treasurer. During the Treasurer's absence or inability, the Secretary's authority and duties shall be possessed by such Assistant Treasurer or Assistant Treasurers as the Board may designate.

          SECTION 8.7 SECRETARY.

     (a) The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the Members and of the Limited Partners. The Secretary shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; shall be custodian of the records and the seal of the Company and affix and attest the seal to all documents to be executed on behalf of the Company under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board.

     (b) Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in this Agreement or assigned to them by the Board or the Secretary. Assistant Secretaries shall assist the Secretary in the performance of the duties assigned to the Secretary, and in assisting the Secretary, each Assistant Secretary shall for such purpose have the powers of the Secretary. During the Secretary's absence or inability, the Secretary's authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board may designate.

          SECTION 8.8 REMOVAL.

     Any officer elected, or agent appointed, by the Board may be removed by the affirmative vote of a majority of the Board whenever, in their judgment, the best interests of the Company would be served thereby. No elected officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such person's successor, such person's death, such person's resignation or such person's removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

          SECTION 8.9 VACANCIES.

     A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board.

                                   ARTICLE 9
                          INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

          SECTION 9.1 INDEMNIFICATION.

     (a) To the fullest extent permitted by law as it currently exists and to such greater extent as applicable law hereafter may permit, but subject to the limitations expressly provided in this Agreement, the Company shall indemnify any Person who was or is a party or is threatened to be made a party to, or otherwise requires representation of counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such Person is or was a Director or officer of the Company, or, while serving as a Director or officer of the Company, is or was serving as a Tax Matters Member or, at the request of the Company, as a director, officer, tax matters partner, employee, partner, manager, fiduciary or trustee of any Group Member or any other Person (each an "Indemnitee") or by reason of any action alleged to have been taken or omitted in such capacity, against losses, expenses (including attorneys' fees), judgments, fines, damages, penalties, interest, liabilities and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such Person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Person's conduct was unlawful.

     (b) To the fullest extent permitted by law, but subject to the limitations expressly provided in this Agreement, the Company shall indemnify any Person who was or is a party or is threatened to be made a party to, or otherwise requires representation of counsel in connection with, any threatened, pending or completed action, suit or proceeding, by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Person was serving as an Indemnitee, or by reason of any action alleged to have been taken or omitted in such capacity, against losses, expenses (including attorneys' fees), judgments, fines, damages, penalties, interest, liabilities and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     (c) To the extent an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 9.1(a) or Section 9.1(b), or in the defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such Person in connection therewith.

     (d) Any indemnification under Section 9.1(a) or Section 9.1(b) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because the Person has met the applicable standard of conduct set forth in such section. Such determination shall be made, with respect to a Person who is a Director or officer at the time of such determination, (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in an Opinion of Counsel, or
(iv) by the Members.

     (e) Expenses (including reasonable attorneys' fees) incurred by an Indemnitee in defending any action, suit or proceeding referred to in Section 9.1(a) or Section 9.1(b) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding and in advance of any determination that such Indemnitee is not entitled to be indemnified, upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Person is not entitled to be indemnified by the Company as authorized in this
Section 9.1.

     (f) The indemnification, advancement of expenses and other provisions of this Section 9.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Purchase Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

     (g) The Company may purchase and maintain insurance, on behalf of its Directors and officers, and such other Persons as the Board shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company's activities or such Person's activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (h) For purposes of the definition of Indemnitee in Section 9.1(a), the Company shall be deemed to have requested a Person to serve as fiduciary of an employee benefit plan whenever the performance by such Person of his duties to the Company also imposes duties on, or otherwise involves services by, such Person to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 9.1(a); and action taken or omitted by such Person with respect to any employee benefit plan in the performance of such Person's duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in, or not opposed to, the best interests of the Company.

     (i) Any indemnification pursuant to this Section 9.1 shall be made only out of the assets of the Company, it being agreed that the Members shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

     (j) An Indemnitee shall not be denied indemnification in whole or in part under this Section 9.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (k) If a claim under Section 9.1 of this Agreement is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the reasonable expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in this Agreement. Neither the failure of the Company (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its Members) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in this Agreement, nor an actual determination by the Company (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its Members) that the Indemnitee has not met the applicable standard of conduct shall create a presumption that the Indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such advancement of expenses, under this Section 9.1 or otherwise shall be on the Company.

     (l) The Company may indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Company) by reason of the fact that the Person is or was an employee (other than an officer) or agent of the Company, or, while serving as an employee (other than an officer) or agent of the Company is or was serving at the request of the Company as a director, officer, employee, partner, fiduciary, trustee or agent of another Group Member or another Person to the extent (i) permitted by the laws of the State of Delaware as from time to time in effect, and (ii) authorized by the Board. The Company may, to the extent permitted by Delaware law and authorized by the Board, pay expenses (including attorneys' fees) reasonably incurred by any such employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon such terms and conditions as the Board determine. The provisions of this Section 9.1(l) shall not constitute a contract right for any such employee or agent.

     (m) The indemnification, advancement of expenses and other provisions of this Section 9.1 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     (n) Except to the extent otherwise provided in Section 9.1(l), the right to be indemnified and to receive advancement of expenses in this Section 9.1 shall be a contract right. No amendment, modification or repeal of this Section 9.1 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 9.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

          SECTION 9.2 EXCULPATION OF LIABILITY OF INDEMNITEES.

     (a) Notwithstanding anything to the contrary set forth in this Agreement, no Director shall be liable to the Company or the Members for monetary damages for breach of fiduciary duty as a Director, except

          (A) for a breach of the Director's duty of loyalty to the Company or the Members;

          (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

          (C) for any transaction from which the Director derived an improper personal benefit.

     If the DGCL is amended after the date of this Agreement to authorize Delaware corporations to further eliminate or limit the personal liability of directors of Delaware corporations beyond that permitted under current Section 102(b)(7) of the DGCL, then the liability of a Director to the Company or the Members, in addition to the personal liability limitation provided herein, shall be further limited to the fullest extent permitted for directors of a Delaware corporation under the DGCL as so amended, to the extent permitted by the Delaware Act.

     (b) Subject to its obligations and duties as Board set forth in this
Article 9, the Board may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Board shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Board in good faith.

     (c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members, the Directors and any other Indemnitee acting in connection with the Company's business or affairs shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate or otherwise modify the duties (including fiduciary duties) and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Indemnitee.

     (d) Any amendment, modification or repeal of this Section 9.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of any Indemnitee under this Section 9.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

          SECTION 9.3 RESOLUTION OF CONFLICTS OF INTEREST; STANDARDS OF CONDUCT AND MODIFICATION OF DUTIES.

     (a) Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between one or more Directors or their respective Affiliates, on the one hand, and the Company or any Group Member, on the other, any resolution or course of action by the Board or its Affiliates in respect of such conflict of interest shall be permitted and, to the fullest extent permitted by law, deemed approved by all Members, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, including any fiduciary duty, if the resolution or course of action in respect of such conflict of interest is
(i) approved by Special Approval, (ii) approved by the vote of a majority of the Interests held by disinterested parties, (iii) on terms no less favorable to the Company than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company). The Board shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the Board may also adopt a resolution or course of action that has not received Special Approval. If Special Approval is not sought and the Board determines that the resolution or course of action taken with respect to a conflict of interest is on terms no less favorable to the Company than those generally being provided to or available from unrelated third parties or that the resolution or course of action taken with respect to a conflict of interest is fair and reasonable to the Company, then such resolution or course of action shall be permitted and, to the fullest extent permitted by law, deemed approved by all the Members, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, including any fiduciary duty. In connection with any such approval by the Board, it shall be presumed that, in making its decision, the Board acted in good faith, and in any proceeding brought by any Member or by or on behalf of such Member or any other Member or the Company challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption.

     (b) The Members hereby authorize the Board, on behalf of the Company as a partner of a Group Member, to approve of actions by the Board of such Group Member similar to those actions permitted to be taken by the Board pursuant to this Section 9.3.

          SECTION 9.4 DUTIES OF OFFICERS AND DIRECTORS.

     (a) Except as otherwise expressly provided in Section 7.10(c), Section 9.1,
Section 9.2 or Section 9.3 or elsewhere in this Agreement, the duties and obligations owed to the Company and to the Members by the officers and Directors, shall be the same as the respective duties and obligations owed to a corporation organized under DGCL by its officers and directors, respectively.

     (b) A Director shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the Company's officers or employees, or committees of the Board, or by any other Person as to matters the Director reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

     (c) The Board shall have the right, in respect of any of its powers or obligations hereunder, to act through a duly appointed attorney or attorneys-in-fact or the duly authorized Officers of the Company.

          SECTION 9.5 RELIANCE BY THIRD PARTIES.

     Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board and any officer authorized by the Board to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Board or any officer as if it were the Company's sole party in interest, both legally and beneficially. Each Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board or any officer in connection with any such dealing. In no event shall any Person dealing with the Board or any officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board or any officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Board or any officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

                                   ARTICLE 10
                                      TAXES

          SECTION 10.1 TAX RETURNS.

     The Tax Matters Member of the Company shall prepare and timely file (on behalf of the Company) all federal, state and local tax returns required to be filed by the Company. Each Member shall furnish to the Company all pertinent information in its possession relating to the

Company's operations that is necessary to enable the Company's tax returns to be timely prepared and filed. The Company shall bear the costs of the preparation and filing of its returns.

          SECTION 10.2 TAX ELECTIONS.

     (a) The Company shall make the following elections on the appropriate tax returns:

          (i) to adopt as the Company's fiscal year the calendar year;

          (ii) to adopt the accrual method of accounting;

          (iii) if a distribution of the Company's property as described in
     Section 734 of the Code occurs or upon a transfer of an Interest as described in Section 743 of the Code occurs, on request by notice from any Member, to elect, pursuant to Section 754 of the Code, to adjust the basis of the Company's properties;

          (iv) to elect to amortize or deduct the organizational expenses of the Company as permitted by Section 709(b) of the Code; and

          (v) any other election the Board may deem appropriate.

     (b) Neither the Company nor any Member shall make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law and no provision of this Agreement (including Section 2.6) shall be construed to sanction or approve such an election.

          SECTION 10.3 TAX MATTERS MEMBER.

     (a) The Board shall select the President or the Chief Financial Officer (or, if there are no officers serving under such titles, such other officer in a comparable position), of the Company to act as the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code (the "Tax Matters Member"). The Tax Matters Member shall take such action as may be necessary to cause to the extent possible each Member to become a "notice partner" within the meaning of Section 6223 of the Code. The Tax Matters Member shall inform each Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each Member copies of all significant written communications it may receive in that capacity.

     (b) The Tax Matters Member shall take no action without the authorization of the Board, other than such action as may be required by applicable law. Any cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.

     (c) The Tax Matters Member shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of the Board. The Tax Matters Member shall not bind any Member to a settlement agreement without obtaining the consent of such Member. Any Member that enters into a settlement agreement with respect to any Company item (as described in Section 6231(a)(3) of the Code) shall notify the other Members of such settlement agreement and its terms within 90 days from the date of the settlement.

     (d) No Member shall file a request pursuant to Section 6227 of the Code for an administrative adjustment of Company items for any taxable year without first notifying the other Members. If the Board consents to the requested adjustment, the Tax Matters Member shall file the request for the administrative adjustment on behalf of the Members. If such consent is not obtained within 30 days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member may file a request for administrative adjustment on its own behalf. Any Member intending to file a petition under Sections 6226, 6228 or other Section of the Code with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Member is intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the Members to participate in the choosing of the forum in which such petition will be filed.

     (e) If any Member intends to file a notice of inconsistent treatment under
Section 6222(b) of the Code, such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member's intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

                                   ARTICLE 11
                   BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

          SECTION 11.1 MAINTENANCE OF BOOKS.

     (a) The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the Members and of the Limited Partners, appropriate registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Company.

     (b) The books of account of the Company shall be (i) maintained on the basis of a fiscal year that is the calendar year, (ii) maintained on an accrual basis in accordance with GAAP, consistently applied and (iii) audited by the certified public accountants of the Company at the end of each calendar year.

          SECTION 11.2 REPORTS.

     With respect to each calendar year, the Board shall prepare, or cause to be prepared, and deliver, or cause to be delivered, to each Member:

     (a) Within 120 days after the end of such calendar year, a profit and loss statement and a statement of cash flows for such year, a balance sheet and a statement of each Member's Capital Account as of the end of such year, together with a report thereon of the certified public accountants of the Company; and

     (b) Such federal, state and local income tax returns and such other accounting, tax information and schedules as shall be necessary for the preparation by each Member on or before June 15 following the end of each calendar year of its income tax return with respect to such year.

          SECTION 11.3 BANK ACCOUNTS.

     Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Board. All withdrawals from any such depository shall be made only as authorized by the Board and shall be made only by check, wire transfer, debit memorandum or other written instruction.

                                   ARTICLE 12
               DISSOLUTION, WINDING-UP, TERMINATION AND CONVERSION

          SECTION 12.1 DISSOLUTION.

     (a) The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a "Dissolution Event"):

          (i) the unanimous consent of the Members; or

          (ii) entry of a decree of judicial dissolution of the Company under
     Section 18-802 of the Delaware Act; or

          (iii) at any time there are no Members of the Company, unless the Company is continued in accordance with the Delaware Act or this Agreement.

     (b) No other event shall cause a dissolution of the Company.

     (c) Upon the occurrence of any event that causes there to be no Members of the Company, to the fullest extent permitted by law, the personal representative of the last remaining Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company and
(ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of such Member in the Company.

     (d) Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and, upon the occurrence of such an event, the Company shall continue without dissolution.

          SECTION 12.2 WINDING-UP AND TERMINATION.

     (a) On the occurrence of a Dissolution Event, the Board shall act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Members. The steps to be accomplished by the liquidator are as follows:

          (i) as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last Day of the month in which the dissolution occurs or the final winding up is completed, as applicable;

          (ii) the liquidator shall discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent, conditional and unmatured liabilities in such amount and for such term as the liquidator may reasonably determine)); and

          (iii) all remaining assets of the Company shall be distributed to the Members as follows:

                    (A) the liquidator may sell any or all Company property,
               including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members in accordance with the provisions of Article 6;

                    (B) with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

                    (C) Company property (including cash) shall be distributed among the Members in accordance with Section 6.4; and, to the extent practicable, those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation).

     (b) The distribution of cash or property to a Member in accordance with the provisions of this Section 12.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Interest and all the Company's property and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

          SECTION 12.3 DEFICIT CAPITAL ACCOUNTS.

     No Member will be required to pay to the Company, to any other Member or to any third party any deficit balance that may exist from time to time in the Member's Capital Account.

          SECTION 12.4 CERTIFICATE OF CANCELLATION.

     On completion of the distribution of Company assets as provided herein, the Members (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the existence of the Company. Upon the filing of such certificate of cancellation, the existence of the Company shall terminate, except as may be otherwise provided by the Delaware Act or by applicable law.

                                   ARTICLE 13
                               GENERAL PROVISIONS

          SECTION 13.1 OFFSET.

     Whenever the Company is to pay any sum to any Member, any amounts that Member owes the Company may be deducted from that sum before payment.

          SECTION 13.2 NOTICES.

     Except as otherwise provided herein, all notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given upon delivery of such notice:

     To the Company:

     Legacy Reserves GP, LLC
     303 W. Wall, Suite 1600
     Midland, Texas 79701
     Attn: President
     Telephone: (432) 682-2516
     Fax: (432) 682-4013

          SECTION 13.3 ENTIRE AGREEMENT; SUPERSEDING EFFECT.

     This Agreement constitutes the entire agreement of the Members relating to the Company and the transactions contemplated hereby, and supersedes all provisions and concepts contained in all prior contracts or agreements between the Members with respect to the Company, whether oral or written.

          SECTION 13.4 EFFECT OF WAIVER OR CONSENT.

     Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Member in the performance by that Member of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Member of the same or any other obligations of that Member with respect to the Company. Except as otherwise provided in this Agreement, failure on the part of a Member to complain of any act of any Member or to declare any Member in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Member of its rights with respect to that default until the applicable statute-of-limitations period has run.

          SECTION 13.5 AMENDMENT OR RESTATEMENT.

     Subject to the provisions hereof, this Agreement or the Certificate may be amended or restated only by a written instrument executed (or, in the case of the Certificate, approved) by the Members; provided, however, that, subject to the provisions of Section 7.2(d) and Section 7.10(d), any amendment to the provisions of Article 7 shall be approved by the Board; provided further, that,
Section 7.1 may be amended or restated only by approval of the Board and the Members.

          SECTION 13.6 BINDING EFFECT.

     Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective successors and permitted assigns.

          SECTION 13.7 GOVERNING LAW; SEVERABILITY.

     THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Delaware Act, such provision of the Delaware Act shall control. If any provision of the Delaware Act may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Member or circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to other Members or circumstances is not affected thereby, and (b) the Members shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.

          SECTION 13.8 FURTHER ASSURANCES.

     In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

          SECTION 13.9 WAIVER OF CERTAIN RIGHTS.

     Each Member irrevocably waives, to the fullest extent permitted by law, any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

          SECTION 13.10 COUNTERPARTS.

     This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

          SECTION 13.11 JURISDICTION.

     Any and all claims arising out of, in connection with or in relation to (i) the interpretation, performance or breach of this Agreement, or (ii) any relationship before, at the time of entering into, during the term of, or upon or after expiration or termination of this Agreement, between the parties hereto, shall be brought in any court of competent jurisdiction in the State of Delaware. Each party hereto unconditionally and irrevocably consents to the jurisdiction of any such court over any claims and waives any objection that such party may have to the laying of venue of any claims in any such court.

                                   ARTICLE 14
                                 MEMBER MEETINGS

          SECTION 14.1 MEETINGS OF THE MEMBERS.

     (a) Place of Meetings. All meetings of the Members shall be held at the principal office of the Company, or at such other place within or without the State of Delaware as shall be specified or fixed in the notices (or waivers of notice) thereof.

     (b) Quorum; Required Vote for Member Action; Adjournment of Meetings.

          (i) Except as expressly provided otherwise by this Agreement, all Members, present in person or telephonically or represented by proxy, shall constitute a quorum at any such meeting for the transaction of business, and the affirmative vote of all of the Members shall constitute the act of the Members.

          (ii) Notwithstanding any other provision in this Agreement to the contrary, the chairman of the meeting of Members, present in person or telephonically or represented by proxy and entitled to vote thereat, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than thirty days, or if subsequent to the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called.

     (c) Annual Meetings. Subject to Section 7.3, an annual meeting of the Members for the election of Directors to succeed those Directors serving on the Board whose terms expire and for the transaction of such other business as may properly be considered at the meeting, shall be held at such place, within or without the State of Delaware, on such date, and at such time as the Board shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the later of the date of formation of the Company or the most recent annual meeting of Members. If the Board has not fixed a place for the holding of the annual meeting of Members in accordance with this Section 14.1(c), such annual meeting shall be held at the principal place of business of the Company.

     (d) Special Meetings.

          (i) Special meetings of the Members for any proper purpose or purposes may be called at any time by the Chairman of the Board (if any), the Board, the President or a Member with a Percentage Interest of at least 10%.

          (ii) If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Members entitled to call a special meeting shall be the date any Member first signs the notice of that meeting. Only business within the proper purpose or purposes described in the notice (or waiver thereof) required by this Agreement may be conducted at a special meeting of the Members.

          SECTION 14.2 ADDITIONAL PROVISIONS APPLICABLE TO MEETINGS OF MEMBERS.

     In connection with any meeting of the Members, the following provisions shall apply:

     (a) Waiver of Notice Through Attendance. Attendance of a person at such meeting (including pursuant to Section 14.2(d)) shall constitute a waiver of notice of such meeting, except where such person attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     (b) Proxies. A person may vote at such meeting by a written proxy executed by that person and delivered to another Member or to the Secretary. A proxy shall be revocable unless it is stated to be irrevocable.

     (c) Action by Written Consent. Any action required or permitted to be taken at such a meeting may be taken without a meeting, without a vote and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the Members having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all Members entitled to vote on the action were present and voted.

     (d) Meetings by Telephone. The Members may participate in and hold meetings by means of conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                            [Signature pages follow]

     IN WITNESS WHEREOF, the Members have executed and delivered this Agreement effective as of the date first written above.

                                        MEMBERS:

                                        BROTHERS PRODUCTION PROPERTIES, LTD

                                        By: Brothers Production Company
                                            its general partner


                                        By: /s/ Kyle A. McGraw
                                            ------------------------------------
                                            Kyle A. McGraw, President

                                        Address for Notice:

                                        303 W. Wall, Suite 1600
                                        Midland, TX 79701


                                        BROTHERS PRODUCTION COMPANY, INC.


                                        By: /s/ Kyle A. McGraw
                                            ------------------------------------
                                            Kyle A. McGraw, President

                                        Address for Notice:

                                        303 W. Wall, Suite 1600
                                        Midland, TX 79701


                                        BROTHERS OPERATING COMPANY, INC.


                                        By: /s/ Kyle A. McGraw
                                            ------------------------------------
                                            Kyle A. McGraw, President

                                        Address for Notice:

                                        303 W. Wall, Suite 1600
                                        Midland, TX 79701


                                        J&W MCGRAW PROPERTIES, LTD.

                                        BY: Brothers Production Company, Inc.
                                            its general partner


                                        By: /s/ Kyle A. McGraw
                                            ------------------------------------
                                            Kyle A. McGraw, President

                                        Address for Notice:

                                        303 W. Wall, Suite 1600
                                        Midland, TX 79701

                                        MORIAH PROPERTIES, LTD.

                                        By: Moriah Resources, Inc.
                                            its general partner


                                        By: /s/ Cary Brown
                                            ------------------------------------
                                            Cary Brown, Vice President

                                        Address for Notice:

                                        303 W. Wall, Suite 1600
                                        Midland, TX 79701


                                        DAB RESOURCES, LTD.

                                        BY: DAB 1999 Corp.
                                            its general partner


                                        By: /s/ Dale A. Brown
                                            ------------------------------------
                                            Dale A. Brown, President

                                        Address for Notice:

                                        303 W. Wall, Suite 1600
                                        Midland, TX 79701


                                        H2K HOLDINGS, LTD.

                                        BY: H2K Management, L.L.C.
                                            its general partner


                                        By: /s/ Paul T. Horne
                                            ------------------------------------
                                            Paul T. Horne, President

                                        Address for Notice:

                                        303 W. Wall, Suite 1600
                                        Midland, TX 79701

                                        MBN PROPERTIES LP

                                        By: MBN Management, LLC,
                                            its general partner


                                        By: /s/ Steven H. Pruett
                                            ------------------------------------
                                            Steven H. Pruett, President

                                        Address for Notice:

                                        303 W. Wall, Suite 1600
                                        Midland, TX 79701

                                    EXHIBIT A

                              CAPITAL CONTRIBUTION

               MEMBER                  PERCENTAGE INTEREST   INITIAL CAPITAL CONTRIBUTION
               ------                  -------------------   ----------------------------
Moriah Properties, Ltd.                       44.5%                   $1,005,385
DAB Resources, Ltd.                            4.0%                   $   90,372
Brothers Production Properties, Ltd.          22.5%                   $  508,341
Brothers Production Company, Inc.              1.2%                   $   27,112
Brothers Operating Company, Inc.               0.2%                   $    4,518
J&W McGraw Properties, Ltd.                    4.1%                   $   92,631
MBN Properties LP                             23.1%                   $  521,896
H2K Holdings, Ltd.                             0.4%                   $    9,037

                                    EXHIBIT B

                                    OFFICERS

Officer             Title
-------             -----
Cary D. Brown       Chairman and Chief Executive Officer

Steven H. Pruett    President, Chief Financial Officer and Secretary

Kyle A. McGraw      Executive Vice President- Business Development and Land

Paul T. Horne       Vice President-Operations

William M. Morris   Controller

                                   SCHEDULE I

                                INITIAL DIRECTORS

                                  Cary D. Brown
                                  Dale A. Brown
                                 Kyle A. McGraw
                               S. Wil VanLoh, Jr.